UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2007

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 573-2323

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On August 7, 2007, the Board of Directors of Pfizer Inc. (the "Company") elected Frank A. D'Amelio Senior Vice President and Chief Financial Officer of the Company and appointed Mr. D'Amelio a member of the Company's Executive Leadership Team effective September 10, 2007 (the "Effective Date"), subject to the Company reaching appropriate agreement with Mr. D'Amelio regarding his acceptance of such positions. On August 22, 2007, Mr. D'Amelio agreed to accept such positions with the Company as of the Effective Date. A copy of the press release announcing the election and appointment of Mr. D'Amelio is attached hereto as Exhibit 99 and is incorporated herein by reference.

     Prior to joining the Company, Mr. D'Amelio, 49, served as Chief Administrative Officer and Senior Executive Vice President Integration of Alcatel-Lucent since December 2006; Chief Operating Officer of Lucent Technologies from January 2006 through November 2006; and Executive Vice President, Administration, and Chief Financial Officer of Lucent Technologies from May 2001 until January 2006. Mr. D'Amelio began his career in 1979 at Bell Labs, where he held a variety of financial, accounting and general management positions. Mr. D'Amelio earned a bachelor's degree in Accounting from St. Peter's College and an MBA in Finance from St. John's University.

     There are no arrangements or understandings between Mr. D'Amelio and any other persons pursuant to which Mr. D'Amelio was selected as an officer. Neither Mr. D'Amelio nor any member of his immediate family has been since January 1, 2006 or is a party, directly or indirectly, to any transaction or currently proposed transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

     Mr. D'Amelio offer of employment provides for the following compensatory arrangements:

-    Sign-on payment: A one-time sign-on payment of $1,000,000 payable in March 2008, if Mr. D'Amelio is employed by the Company through the end of 2007.
-    Salary: An initial annual base salary of $1,026,000.
-    Bonus: A target bonus under the Company's annual incentive plan equal to 80% of his base salary, with his 2007 bonus being pro-rated for the period he is employed by the Company in 2007.
-    Long-term incentive compensation: An executive long-term incentive compensation award with a target value of $3.5 million, also pro-rated for the period he is employed by the Company in 2007. Half of the value of this award will be paid in the form of stock options, 25% in the form of restricted stock units (RSUs) and 25% in the form of performance shares.

     In addition, in order to replace certain compensation and benefits forfeited by Mr. D'Amelio due to his termination from Alcatel-Lucent, the Company will provide Mr. D'Amelio with the following:

-     Replacement cash compensation: $2,700,000 in additional cash compensation payable no later than thirty calendar days after the Effective Date.
-    Replacement equity compensation: (i) 233,600 RSUs ("Replacement RSUs"), one-third of which will vest on the last day of the month of each of the first three anniversaries of the Effective Date if Mr. D'Amelio is employed by the Company on each such vesting day, and (ii) 292,000 stock options, which will vest on the same schedule as the Replacement RSUs. If Mr. D'Amelio voluntarily terminates his employment without good reason (as defined in the severance agreement described below) after the last day of the month in which the first anniversary of the Effective Date occurs and prior to the second anniversary of the Effective Date, he will be required to pay to the Company an amount equal to the fair market value, determined on an after-tax basis, of the shares of Common Stock issued to him with respect to the Replacement RSUs that vested prior to such termination.
-    Replacement pension benefit: An additional retirement benefit reflecting six years of additional pension service credit under the Company's Unfunded Supplemental Retirement Plan and Retirement Annuity Plan will be provided in accordance with the terms and conditions specified in the letter regarding Mr. D'Amelio's replacement pension benefit dated August 22, 2007. A copy of the letter regarding Mr. D'Amelio's replacement pension benefit is attached hereto as Exhibit 10.1.

     Additional information about the Company's annual incentive plan, executive long-term incentive compensation awards, retirement plans and other executive compensation, benefit and perquisite arrangements is available in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on March 15, 2007 (the "Proxy Statement").

     Severance Agreement: On August 22, 2007, the Company entered into a severance agreement with Mr. D'Amelio which will become effective as of the Effective Date. Under the terms of the severance agreement, if at any time prior to the second anniversary of the Effective Date, Mr. D'Amelio's employment is terminated by the Company without cause or by Mr. D'Amelio for good reason (as those terms are defined in the agreement), Mr. D'Amelio will be entitled to receive a lump sum payment equal to the sum of: (i) his earned but unpaid base salary through the date of termination, and (ii) a pro-rated portion of the greater of his target or earned annual incentive award for the year in which the termination occurs. In addition, he will be entitled to receive a lump sum amount equal to (i) two full years' base salary, plus (ii) two times the greater of his target or earned annual incentive award for the year of termination. For the two year period following such a termination (or, if earlier, until Mr. D'Amelio becomes eligible to receive group health coverage from another employer), Mr. D'Amelio will continue to receive group health benefits from the Company at the Company's expense (or shall be paid the cash equivalent thereof). The payments and benefits provided under the severance agreement will be reduced by any payments and benefits payable to Mr. D'Amelio as a result of termination of his employment following a change in control of the Company that occurs during the term of the severance agreement. Under the terms of the severance agreement, Mr. D'Amelio will be subject to certain confidentiality and non-disparagement provisions and, during his employment and for a period of 12 months thereafter, certain non-compete and non-solicitation provisions. A copy of the severance agreement between the Company and Mr. D'Amelio dated August 22, 2007 is attached hereto as Exhibit 10.2.

     Standard Form Change-in-Control and Indemnification Agreements: On the Effective Date, the Company will enter into its standard form change-in-control severance agreement, as amended, for named executive officers (the "Change-in-Control Severance Agreement") with Mr. D'Amelio. A description of the material terms of the Change-in-Control Severance Agreement is contained in the Proxy Statement. On the Effective Date, the Company also will enter into its standard form indemnification agreement for elected officers with Mr. D'Amelio. Under the terms of the indemnification agreement and subject to the conditions specified therein, Mr. D'Amelio will be entitled to the advancement of expenses by the Company and to indemnification by the Company against expenses, judgments, penalties, fines and amounts paid in settlement in the event that he is, or is threatened to be made, a party to any legal proceeding by reason of his status as an officer of the Company.

     On August 22, 2007, the Company made the following changes to the compensation arrangements of Ian C. Read, the Company's Senior Vice President and President, Worldwide Pharmaceutical Operations:

-     Salary: Increased Mr. Read's base salary from $920,000 to $1,026,000.
-    Target bonus: Increased Mr. Read's target bonus under the Company's annual incentive plan from 75% to 80% of base salary.
-    Long-term incentive compensation: Increased the target value of Mr. Read's long-term incentive compensation award from $2 million to $3.5 million.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
99	Press release entitled "Pfizer Names Frank A. D'Amelio Chief Financial Officer" dated August 22, 2007
10.1	Letter to Frank A. D'Amelio dated August 22, 2007 regarding his replacement pension benefit
10.2	Severance Agreement between the Company and Frank A. D'Amelio dated August 22, 2007

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Margaret M. Foran Margaret M. Foran
Title: Senior Vice President-Corporate Governance, Associate General Counsel and Corporate Secretary
Dated: August 22, 2007

EXHIBIT INDEX

Exhibit No.	Description
99	Press release entitled "Pfizer Names Frank A. D'Amelio Chief Financial Officer" dated August 22, 2007
10.1	Letter to Frank A. D'Amelio dated August 22, 2007 regarding his replacement pension benefit
10.2	Severance Agreement between the Company and Frank A. D'Amelio dated August 22, 2007